EXHIBIT 10.48


December 17, 2004


Majorem Ltd:
6 Maklef st., Holon 58672
Israel

Gentlemen:

         This letter agreement shall represent a legally binding agreement (the "Agreement") by and between Majorem Ltd ("Majorem") and Interplay Entertainment Corporation ("Interplay") pursuant to which Majorem hereby grants to Interplay the sole and exclusive worldwide right, outside of the country of Taiwan, to publish, promote, distribute and otherwise exploit the interactive software game known as "Ballerium" (the "Game") on the PC. Interplay shall also have prequel/sequel rights. The term of this Agreement shall commence on the date of the full execution of this Agreement and shall continue for the economic life of the product. Majorem shall have audit rights customary in the industry, upon ten days written notice and limited to one audit per fiscal year with at least twelve months between each audit. Interplay may sublicense or assign its rights to a third party without the express written consent of Majorem and Majorem hereby consents to such sublicenses and assignments. All rights not expressly granted to Interplay under this agreement are reserved to Majorem and/or its respective licensors.

         In consideration of the grant of rights described above, Interplay shall pay to Majorem a fully recoupable advance in the amount of $300,000 (the "Advance") in United States currency as set forth below. Interplay shall pay to Majorem $300,000 within 90 days of signing this Agreement (the "Initial option period").

         Interplay shall, at its own discretion, pay the Advance in twice a month installments of no less than $20,000 (the "Installment") each. The Initial option period shall be extended by 15 days upon receipt by Majorem of each Installment payment. The first $20,000 Installment will be made within 45 days from signing this Agreement.

         Upon payment of the first Installment, Majorem will resume development of the Game and reinstate the online Beta testing allowing consumers to download the game and play it by accessing beta testing servers provided by Majorem.

         If Interplay fails to pay the full $300,000 advance as prescribed, then all rights granted to Interplay under this agreement shall revert to Majorem and/or its respective licensors, at which time Interplay will only retain an interest in the Game up to the amount of all Installments it will have paid.

         Interplay will provide the commercial servers, hosting allowing online access to the game, billing and access customer service while Majorem will provide all game content and in-game customer service. Interplay agrees that Majorem's name will be used in all publications made in conjunction to the product, including prompt labeling of any media carrying the product.

         Following payment by Interplay of the Advance, Majorem shall receive the following additional royalty payments (the "Royalties") associated with the exploitation of the game:

         Twenty percent (20 %) of Interplay's Net Retail Receipts (as defined below) from all sales and distribution licenses of the Game. For purposes of this Agreement, "Net Retail Receipts" shall mean the gross receipts actually received and earned by Interplay from sales or distribution licenses of the Game, less the following amounts:

         (i)      Any applicable taxes on the sale or license of the Game;


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         (ii)     Amounts reimbursed by customers such as insurance or shipping;

         (iii) Any cash discounts, freight discounts, mark down allowances or marketing funds required from customers;

         (iv) Any commissions and/or distribution fees that must be paid in conjunction with the sale or license of the Game;

         (v)      Amounts for returns, such as credits or refunds;

         (vi)     Currency exchange fees incurred by Interplay;

         (vii)    No royalties to be paid on Product furnished by Interplay on a
                  so  called   "no   charge"   basis  as  demos  to  dealers  or
                  journalists;

         (viii) With respect to direct sales, all out of pocket costs, such as telephone charges and fulfillment costs;

         (ix)     A marketing  allowance not to exceed 15% of gross sales;  and,

         (x)      Cost of goods.

         Fifty percent (50%) of Interplay's Net Online Receipts (as defined below) from all online subscriptions giving access to the Game. For purposes of this Agreement, "Net Online Receipts" shall mean the gross receipts actually received and earned by Interplay from sales of online subscriptions giving access to the Game, less the following amounts:

         (i)      Any applicable taxes on the sale of subscriptions to the Game;

         (ii)     Credit card chargebacks;

         (iii) Any third party hosting fees that must be paid in conjunction with the maintenance of servers allowing online access to the Game;

         (iv) Any third party customer service fees that must be paid in conjunction with the subscriptions giving access to the game;

         (v) Any third party billing fees that must be paid in conjunction with the processing of subscriptions giving access to the game;

         (vi)     Amounts for credits or refunds;

         (vii)    Currency exchange fees;

         (viii) No royalties to be paid on accesses furnished by Interplay on a so called "no charge" basis as demos to dealers or journalists;

         (ix) Any expenses that must be independently paid to Majorem in conjunction with in-game customer service it is required to supply.

Any deductible expenses that are made to parties related to Interplay (Such as subsidiaries, Major shareholders and others) will require Majorem's approval in advance.

Following full recoupment by Interplay of the Advance, such Royalties shall be paid within sixty days after the end of each of Interplay's fiscal quarters (January, April, July, October). In-game customer-service expenses will be paid in advance, according to a quarterly plan submitted by Majorem and approved by Interplay at the product launch and then by the first day of each of Interplay's fiscal quarters.

         Majorem represents, warrants and covenants from the date hereof and throughout the term of this Agreement to Interplay, its successors, sublicensees and assigns that the Game is or will be original to Majorem and/or exclusively owned or licensed by Majorem outside Taiwan; that the Game does not violate or infringe upon any rights (intellectual property or other) of any third parties, that Majorem has full legal right and authority to enter into this Agreement; and that the execution and delivery of this Agreement by Majorem will not violate or cause a breach of any other agreement to which it is a party.

         A party hereto shall be deemed to be in default of this Agreement in the event that party breaches any covenant, representation or warranty it makes in this Agreement or if any representation or warranty is or becomes untrue, and such breach or untruth is material and not cured within thirty (30) days after receipt of written notice from the non-breaching party. Unless otherwise specified in this Agreement, this Agreement may be terminated in its entirety:


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         (i)      if the  breaching  party  breaches any of the material  terms, covenants, representations and/or warranties of this Agreement (other than a royalty advance obligation hereunder) and such
                  breach   is  not   cured  by  the   breaching   party  to  the
                  non-breaching  party's reasonable  satisfaction  within thirty
                  (30)  days  after   receipt  of   written   notice   from  the
                  non-breaching party; or

         (ii) if the breaching party breaches a royalty advance obligation under this Agreement, and such breach is not cured by the breaching party to the non-breaching party's reasonable satisfaction within thirty (30) business days after receipt of written notice from the non-breaching party; or

         (iii) In the event either party to this Agreement files a petition in bankruptcy or is adjudged a bankruptcy.

         Any termination of this Agreement will not cause waiver of rights for Royalties, future past or present, and shall keep the Non-Disclosure part of this Agreement intact.

         Each party hereby agrees to indemnify and hold harmless the other and each of the other's affiliates, successors, and assigns from and against any and all liabilities, damages, claims, reasonable costs and (including reasonable attorney's fees) for third party claims arising out of any breach or alleged breach of the representations, warranties, covenants and agreements contained in the Agreement.

                  EXCEPT AS PROVIDED HEREIN, THE LIABILITY OF EITHER PARTY, IF ANY, FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER AND REGARDLESS OF THE LEGAL THEORY, SHALL NOT INCLUDE COMPENSATION OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF GOODWILL OR REPUTATION OR FOR ANY OTHER REASON WHATSOEVER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

Non-Disclosure:

         a. PROPRIETARY INFORMATION. Each party acknowledges and agrees that certain information which it may receive from the other party will be Proprietary Information to the disclosing party. "Proprietary Information" shall mean: (i) the fact that the disclosing party intends to develop or have developed any particular software or other product; (ii) any information concerning or related to the Products; (iii) any information concerning the terms and conditions of this Agreement, except without the prior written consent of the other party, which shall not be unreasonably withheld; (iv) nonpublic information concerning the business or finances of the disclosing party; and (v) any other information which if disclosed to a third party could adversely affect a competitive advantage of the disclosing party.

         b. PROTECTION. Each party agrees, both during and after the term of this Agreement, to use the Proprietary Information of the other party only in connection with its rights and obligations under this Agreement, and not to, directly or indirectly, reproduce such Proprietary Information or distribute or disclose such Proprietary Information, except to employees, prospected investors and strategic partners or consultants who have a need to know such Proprietary Information in connection with the performance of the obligations and exercise of the rights under this Agreement, and to hold in confidence all Proprietary information of the other party and to use is best efforts to prevent the unauthorized copying, use and/or disclosure of the other party's Proprietary Information.


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         c.       NO   NONDISCLOSURE   OBLIGATION.   Each   party's   respective
                  obligation to hold the other party's Proprietary Information in strict confidence shall not apply to any information that:
                  (i) becomes known to the general public without a breach of the nondisclosure obligations of this Agreement; (ii) is disclosed by the owner of the Proprietary Information to others without restriction on disclosure; (iii) is obtained
                  from  a  third  party  without   breach  of  a   nondisclosure
                  obligation; or (iv) must be disclosed in connection with any suit, action or other dispute related to this Agreement or is otherwise required to be disclosed by law.

         d. CONFIDENTIALITY OF AGREEMENT. Both parties agree that the terms and conditions of this Agreement shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the existence of this Agreement shall not be treated as Confidential Information and that either party may disclose the terms and conditions of this Agreement:

                  1.       as required by any court or other governmental body;

                  2.       as otherwise required by law;

                  3.       to legal counsel of the parties;

                  4.       in  confidence,   to  accountants,   banks,  proposed
                           investors, and financing sources and their advisors;

                  5. in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

                  6.       in  confidence,   in  connection  with  a  merger  or
                           acquisition or proposed merger or acquisition, or the like.

         e. IRREPARABLE HARM. Each party agrees that the unauthorized use or disclosure of the disclosing party's Proprietary Information may cause irreparable injury to the disclosing party. Accordingly, both parties agree that the remedy at law for any breach of this Section may be inadequate and, in recognition thereof, agree that the party suffering from the unauthorized use or disclosure shall be entitled to ex party injunctive relief to prevent any such breach or the threat of such a breach.

         The parties hereto agree that all of the material terms of the agreement between the parties with respect to this transaction are set forth in this Agreement.

         This Agreement shall be governed by the laws of the State of California, and the parties agree that all disputes related to the subject matter of this Agreement shall be heard by a court of competent jurisdiction located in the State of California. Nevertheless, any dispute or controversy arising under this Agreement, including without limiting the generality of the foregoing, any dispute concerning the scope of this Section, shall be conclusively settled by arbitration in the State of New York, U.S.A., in accordance with the rules of the International Chamber of Commerce. Judgment upon the award rendered by the arbitrators shall be final, conclusive and binding on the Parties and may be entered in and enforced to the fullest extent of the law by any court having jurisdiction thereof, and the Parties hereby irrevocably consent and submit to the jurisdiction of the applicable courts for this purpose. No amendment or modification of this Agreement shall be valid unless made in a writing executed by all parties.


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Each party shall execute and deliver all such further instruments, documents and papers, and shall perform any and all acts, necessary to give full force and effect to all the terms and provisions of this Agreement. Unless otherwise specified herein, any consents and/or approvals requested of either party pursuant to this Agreement shall not be unreasonably withheld, conditioned or delayed. Without limitation, both parties acknowledge and agree that it shall be deemed "reasonable" for either party to withhold its consent and/or approval where necessary in order for said party to comply with the terms of any third party licenses applicable to the Game. No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise; on the contrary, this Agreement has been negotiated by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties. Unless specifically stated otherwise, any reference to a particular period of days herein shall be interpreted as reference to calendar days; provided, however, that if such period would otherwise end on a Saturday, Sunday or generally recognized U.S. public holiday, then the period shall be deemed to end on the next business day. The losing party to any litigation between the parties hereto shall pay to the prevailing party all expenses, costs and fees (including attorney's fees) incurred by such prevailing party in such litigation. This Agreement does not create partnership or joint venture between the parties and shall not be construed as doing so. Any provision of this Agreement that is found by a court of competent jurisdiction to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law, and such finding and curtailment shall not affect the validity or enforceability of any other provision of this Agreement. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.


Interplay hereby declares that it has reached Majorem through implementation of in-house efforts alone, and that no agent has been used in the process of making this Agreement.


         This Agreement may be executed in counterparts and delivered by facsimile.




                                         Interplay Entertainment Corporation



                                         By:    /s/ Herve Caen
                                               -----------------------------
                                         Name:  Herve Caen
                                         Title: CEO

Agreed:

Majorem Technology at Play Ltd


By:    /s/ Eyal Netanel
       ------------------------
Name:  Eyal Netanel
Title: CEO